EXHIBIT 10.1

                          SUBSCRIPTION ESCROW AGREEMENT

      SUBSCRIPTION ESCROW AGREEMENT (the "Agreement") executed this _____day of December 2002 ("Effective Date") by and among AmeriFirst Fund I, LLC, a Florida limited liability company (the "Issuer"), AmeriFirst Capital Corp., a Florida corporation (the "Depositor") and SOUTHTRUST BANK, a state banking institution organized and existing under the laws of the State of Alabama, as escrow agent ("Escrow Agent").

      WHEREAS, the Issuer has filed a registration statement, Form S-1, File No. 333-98651, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, concerning the subscription and sale of membership units ( the "Units") in the Issuer with a minimum purchase requirement of 100 Units ("Minimum Purchase") at the price of $1,000.00 per Unit.

      WHEREAS, the Depositor has been named as the underwriter pursuant to the proposed subscription and sale of the Units under the terms of the Underwriting Agreement by and between Issuer and Depositor to be dated the effective date of the above registration statement (the "Effective Date").

      WHEREAS, the Issuer and Depositor propose to establish a escrow fund in accordance and compliance with 17 C.F.R. section 240.15c2-4 to be held by the Escrow Agent until the earlier of six months from the Effective Date of the prospectus or the sale of $2,5000,000 in Units is complete or is terminated by the Issuer unless extended for up to an additional six months in accordance with the terms of the prospectus.

      NOW THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereto agree as follows:

      1. APPOINTMENT OF ESCROW AGENT. The Issuer and the Depositor do hereby appoint the Escrow Agent as escrow agent for the purposes described herein.

      2. ACCEPTANCE OF APPOINTMENT BY ESCROW AGENT. The Escrow Agent does hereby accept the appointment as escrow agent and agrees to act on the terms and conditions described herein.

      3. ESCROW FUND. All funds received by Depositor and Issuer in connection with the sale of Units shall be deposited with the Escrow Agent ("Escrow Funds") by noon of the next business day after receipt by the Depositor. The Escrow Agent shall hold, maintain and secure the Escrow Funds subject to the terms, conditions and restrictions herein described. Escrow Agent shall release Escrow Funds only in accordance with the instructions as set forth in Exhibit "A", or as otherwise expressly set forth in this Agreement.

      4. INVESTMENT OF ESCROW FUND. The Escrow Agent shall invest and reinvest the Escrow Funds in the investment(s) set forth in Exhibit "B" or any other investment which shall be requested in writing by both Issuer and Depositor and which shall be considered acceptable in the sole discretion of the Escrow Agent. Escrow Agent shall have sole discretion
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to select the brokers, dealers or other traders of securities in connection with the investment of Escrow Funds. During the term of this Agreement the Escrow Agent shall provide the Depositor and the Issuer with written monthly statements containing the beginning balance of the Escrow Funds, as well as all principal and income transactions for the statement period. Escrow Agent shall have the express authority to liquidate any and all investments consisting in whole or in part of Escrow Funds to make any and all payments under this Agreement.

      5. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any loss to Escrow Funds resulting from the investment(s) enumerated in Exhibit "B" or any investment(s) requested in writing by either Depositor or Issuer. The Escrow Agent shall not be liable for any (a) actions taken at the request of either Depositor or Issuer; (a) inaction resulting from the failure of either Depositor or Issuer to provide the Escrow Agent with written instructions as to investment directives; (a) inaction resulting from the exercise of the Escrow Agent's sole discretion in the choice of requested investments; or, (a) any loss resulting from the liquidation of any investment(s) prior to such investment's maturity date for the purpose of making required payments under this Agreement. The Escrow Agent shall not be held liable for any actions taken in good faith reliance upon written instructions by Depositor and/or Issuer. The Escrow Agent shall not be held liable for any action or inaction taken in good faith, except that it may be held liable for its own gross negligence or willful misconduct, if so determined by a court of competent jurisdiction. Under no circumstances shall the Escrow Agent be held liable for any special, indirect or consequential damages of any kind, even though the Escrow Agent may have been placed on notice of the likelihood of such loss.

      6. RIGHTS AND DUTIES OF ESCROW AGENT. This Agreement shall represent the entire understanding of the parties hereto, and the Escrow Agent shall only be required to perform the duties expressly described herein, and no further duties shall be implied from this Agreement or any other written or oral agreement by and between the Escrow Agent, the Depositor and the Issuer made previous or subsequent to this Agreement, unless such written amendment to this Agreement is executed by all parties to this Agreement. The Escrow Agent may rely upon any written instructions believed in good faith to be genuine when signed and presented by the requesting party and shall not have a duty to inquire or investigate the validity of any such written instruction. The Escrow Agent shall not be required to solicit funds from either Depositor or Issuer in connection with this Agreement. The Escrow Agent shall be permitted to execute any and all powers under this Agreement directly or through its agents and/or attorneys, and shall be allowed to seek counsel from any professional regarding the performance of this Agreement, which professionals shall be selected at the sole discretion of the Escrow Agent. Should the Escrow Agent become uncertain as to its duties under this Agreement, it shall be permitted to immediately abstain from further action until such duties are expressly defined in writing by the parties hereto, and shall only be required to protect and keep the Escrow Funds in their current investment(s) until such time as a written agreement among the parties is executed or a court of competent jurisdiction shall render an order directing further action. Upon release of Escrow Funds as set forth in Exhibit "A" hereto, Escrow Agent shall be fully released from any and all further obligations, except for the provision of written notice to the other parties to this Agreement, setting forth in such notice the date of release of the Escrow Funds, the party to whom released, the amount released and a statement setting forth Escrow Agent's release from further obligations to any other party to this Agreement.


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      7. RESIGNATION AND SUCCESSION OF ESCROW AGENT. The Escrow Agent may resign and be discharged of all duties and obligations under this Agreement by providing ten (10) days written notice of such resignation to both the Depositor and the Issuer. If no successor escrow agent shall have been named at the expiration of the ten (10) day notice period, the Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds as a depository. Upon notification by Depositor and Issuer of the appointment of a successor escrow agent, the Escrow Agent shall promptly deliver the Escrow Funds and all materials and instruments in its possession which relate to the Escrow Funds to such successor, and the duties of the resigning Escrow Agent shall terminate in all respects, and it shall be released and discharged from all further obligations herein. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing the Escrow Agent, plus any costs and fees incurred by the Escrow Agent in connection with the termination of this Agreement. Any merger, consolidation or the purchase of all or substantially all of the Escrow Agent's corporate assets resulting in a new corporate entity shall not be considered a successor for the purposes of this Agreement, and the Escrow Funds shall be transferred to such entity without written consent or further action under this Agreement.

      8. TERMINATION OF ESCROW AGENT. The Escrow Agent may be discharged from its duties under this Agreement upon thirty days (30) written notice from Depositor and Issuer and upon the payment of any and all costs and fees due to Escrow Agent. In such event, the Escrow Agent shall be entitled to rely upon written instructions from Depositor and Issuer as to the disposition and delivery of the Escrow Funds. Upon thirty (30) days after receipt of such written notice of termination, if no successor has been named, the Escrow Agent shall immediately cease further action under this Agreement and shall have no further obligations hereunder except to hold the Escrow Funds as a depository.

      9. TAXES AND FEES. Depositor and Issuer each represent that its Federal Tax Identification Number listed in Exhibit "A" is true and correct, and that each will notify the Escrow Agent in writing immediately upon any change to such number. Depositor and Issuer each grant to the Escrow Agent a right of set-off which may be exercised to pay any and all taxes, whether federal, state or local, incurred by the investment of the Escrow Funds. Depositor and Issuer shall, jointly and severally, indemnify and hold harmless the Escrow Agent against and in respect to liability for taxes and/or any penalties or interest attributable to the investment of Escrow Funds by Escrow Agent pursuant to this Agreement. The Depositor and Issuer shall also agree to pay, jointly and severally, compensation for the services rendered by the Escrow Agent under this Agreement. Compensation for services rendered by the Escrow Agent shall be paid per the instructions set forth on Exhibit "C", and Issuer and Depositor jointly and severally agree to pay or reimburse the Escrow Agent for all expenses and disbursements, including attorney's fees, incurred in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement.

      10. INDEMNIFICATION OF ESCROW AGENT. Depositor and Issuer shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its directors, officers, agents and employees from all loss, liability or expense arising from the execution and/or performance of this Agreement or the undertaking of any instructions from Depositor or Issuer, except for those acts by the Escrow Agent which shall constitute gross negligence or willful misconduct, and such indemnification shall include attorney's fees. The Escrow Agent's


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right of indemnification shall survive the resignation or termination of the
Escrow Agent and the termination of the duties described in this Agreement. The Depositor and Issuer further grant the Escrow Agent a right of set-off and a security interest against the Escrow Funds for the payment of any claim for indemnification, expenses or compensation due hereunder.

      11. NOTICES. All communications, notices and instructions required herein shall be in writing and shall be deemed to have been duly given if delivered by hand or first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

        (a)       If to Escrow Agent:        SouthTrust Bank
                                             Corporate Trust Department
                                             110 Office Park Drive, 2nd Floor
                                             Birmingham, Alabama 35223
                                             Telephone: (205) 254-5334
                                             Facsimile:   (205) 254-4180
                                             Attention: Rebecca Brayman

        (b)      If to Issuer:               AmeriFirst Fund I, LLC
                                             1712-H Osborne Road
                                             St. Marys, Georgia 31558
                                             Telephone: (912) 673-9100
                                             Attention: John Tooke

        (c)      If to Depositor:            AmeriFirst Capital Corp.
                                             814 Highway A1A, Suite 300
                                             Ponte Verda Beach, Florida 32082
                                             Telephone: (904) 373-3034
                                             Attention: John Tooke

In the event the Escrow Agent shall receive such written instructions and shall determine pursuant to its sole discretion that verification of such instructions shall be required, then the Escrow Agent shall be permitted to seek confirmation of such instructions by way of telephone contact to the author of such written instructions. Verification of the instructions by the purported author of the instructions called at the telephone number placed on the instructions shall serve to verify such instructions.

      12. ASSIGNMENT. This Agreement shall not be assignable absent written consent of the parties hereto. Any assignment absent written consent shall be deemed void ab initio, except that the merger or acquisition of all or substantially all the assets of the parties shall not require written consent, but shall require written notice to all the parties hereto. Notwithstanding the foregoing, all covenants contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns.

      13. MODIFICATION OF AGREEMENT. This Agreement shall constitute the complete and entire understanding of the parties hereto, and shall supersede any and all prior agreements between or among them. The provisions of this Agreement shall not be waived,


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modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the parties hereto.

      14. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The parties further waive any right to a trial by jury with respect to any judicial proceeding arising out of occurrences related to this Agreement.

      15. FORCE MAJEURE. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.

      16. EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. The effective date of this Agreement shall be the date it is executed by the last party to do so.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           SOUTHTRUST BANK

                                           /s/  Donald E. Evans
                                           -------------------------------------
                                           By:  Donald E. Evans
                                           Its: Vice President and Trust Officer

                                           ISSUER

                                           /s/ John Tooke
                                           -------------------------------------
                                           By: John Tooke
                                           Its:  Managing Member

                                           DEPOSITOR

                                           /s/ John Tooke
                                           -------------------------------------
                                           By:  John Tooke
                                           Its:  President


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                                   Exhibit "A"

Escrow Agent shall pay over to the Depositor from the Escrow Funds, by wire transfer or bank draft of immediately available funds to a bank account of the Issuer's description, the amount of Two Hundred Fifty Thousand ($250,000) dollars upon written instructions of the Issuer and Depositor following the occurrence of sales of at least $2,500,000 in Units. The Escrow Agent shall pay the Issuer all interest accrued thereon and deduct all Escrow Agreement costs and fees. The Escrow Fund shall then be terminated.

In the event the offering of Units is terminated for any reason prior to the closing on the minimum Purchase, upon written instructions from the Issuer, the Escrow Agreement shall return to the respective investors the funds on deposit with interest, less any Escrow Agent costs and fees.

The Federal Employer Identification Number of the Issuer is 16-1628-844. The Federal Employer Identification Number of the Depositor is 41-2065933.
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                                   Exhibit "B"

In the absence of written direction Escrow Collateral is to be invested in the J.P. Morgan Prime Money Market Reserve or SouthTrust Money Market Fund or a similar money market fund that the Escrow Argent uses for the investment of short term funds.
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                                   Exhibit "C"

As set forth in Section 9 of the Agreement, Issuer and Depositor shall be jointly and severally liable for the compensation to be paid to Escrow Agent, as set forth herein.

Acceptance $1,000
Annual administrative fee $2,750

Plus additional charges, if needed:

Preparation of receipts, each                     $ 2.50
Return of subscription price to investor each     $15.00